FORM 12B-25

                           NOTIFICATION OF LATE FILING       SEC FILE
                                                             NUMBER: 0-7320
(CHECK ONE): [X]Form 10-K  [ ]Form 20-F  [ ]Form 11-K  [ ]Form 10-Q
             [ ]Form N-SAR

             For Period Ended:               12/31/00
             [ ] Transition Report on Form 10-K
             [ ] Transition Report on Form 20-F
             [ ] Transition Report on Form 11-K
             [ ] Transition Report on Form 10-Q
             [ ] Transition Report on Form N-SAR

     If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates.

____________________________________________________________________________

     PART I - REGISTRATION INFORMATION

                    FARM FISH, INC.

     Full Name of Registrant

______________________________________________________________________________
     Former Name if Applicable

                     100 WEST WOODROW WILSON BOULEVARD

     Address of Principal Executive Office (STREET AND NUMBER)

                     JACKSON, MS 39203

     City, State and Zip Code

     PART II - RULES 12B-25(B) AND (C)

     If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule
     12b-25(b), the following should be completed. (Check box if appropriate)

[]           (a) The reasons described in reasonable detail in Part
             III of this form could not be eliminated without unreasonable effort of expense;
[X] (b) The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, 11-K or Form N-SAR, or portions thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report of transition report on Form 10-
             Q, or portion thereof, will be filed on or before the fifth calendar day following the prescribed due date; and
             (c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

     PART III - NARRATIVE

     State below in reasonable detail the reasons why Forms 10-K, 20-F, 11-K, 10-Q, N-SAR, or the transition report or portion thereof, could not be filed within the prescribed time period.

             See attached sheet.



                                          Potential persons who are to respond
                                          to the collection of information
(Attach Extra Sheets if Needed)           contained in this form are not
                                          required to respond Unless the form
                                          displays a currently  valid OMB
                                          control number.

     PART IV - OTHER INFORMATION

        (1) Name and telephone number of person to contact in regard to this notification

          ROBERT C. HUTCHISON                    601 969-7837
            (Name)                     (Area Code)  (Telephone Number)

        (2) Have all other periodic reports required under Section 13 or
        15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed?  If answer is no, identify report(s).
        [X] Yes [ ] No
________________________________________________________________________________

     (3) Is it anticipated that any significant change in results of operation from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?
     [ ] Yes [X] No

        If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

                                                 SEE ATTACHED.





                                          Farm Fish, Inc.

               (Name of Registrant as Specified in Charter)

     has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.



     Date       MARCH 30, 2001                          By   /S/ Jayne Dew,
Secretary Treasurer

                          Form 12B-25 Attachment
                              Farm Fish, Inc.

     Farm Fish's stockholders have approved the sale of all of the Company's assets (excluding certain inventory) and liquidation of the Company. As a result, the basis of accounting for the Company's operations has changed to a liquidation basis. Farm Fish has not been able to complete the necessary statements to be included in the annual report. The Company expects to complete its evaluation and file its Form 10KSB on or before April 16,2001.